Exhibit 26(I)(ii)

AMENDMENT

to

THIRD PARTY ADMINISTRATION AND TRANSFER AGENT AGREEMENT

This Amendment to Third Party Administration and Transfer Agent Agreement (“Amendment”) is effective this 31st day of July, 2014 by and between Life Investors Insurance Company of America n/k/a Transamerica Life Insurance Company (“Insurer”) and Andesa TPA, Inc., n/k/a Andesa Services, Inc. (“Andesa”).

WHEREAS, Insurer and Andesa have previously entered into a Third Party Administration and Transfer Agent Agreement (“the Agreement”) dated July 1, 1997; and

WHEREAS, Insurer and Andesa desire to amend the Agreement to update the Schedule listing the “Insurers”;

NOW, THEREFORE, the parties do hereby agree to amend the Agreement as follows:

1.	Schedule G shall be deleted and replaced with the Schedule G attached hereto.

2.	Miscellaneous.

(a)	This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)	This Amendment may be executed in one or more counterparts, all of which together shall constitute the same instrument.

(c)	This Amendment shall be governed by and interpreted in accordance with the laws of the State of Iowa, without regard to its laws concerning conflicts of laws.

(d)	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. In the event of a conflict between the Agreement and this Amendment, it is understood and agreed that the provisions of this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

TRANSAMERICA LIFE INSURANCE COMPANY		ANDESA SERVICES, INC.

By:	/s/ Harold M. Buckner	By:	/s/
Title:	SVP	Title:	CFO
Date:	8/12/14	Date:	8/5/14

SCHEDULE G – AEGON Insurance Group Member Companies

“Insurers”

•	Transamerica Life Insurance Company

•	Transamerica Financial Life Insurance Company

•	Transamerica Premier Life Insurance Company

•	Western Reserve Life Assurance Co. of Ohio (to merge into Transamerica Premier Life Insurance Company effective October 1, 2014).

Additional members of the AEGON Insurance Group shall be added/removed to this Schedule G, upon request of Transamerica Life Insurance Company and execution of a corresponding amendment to the Agreement to which this schedule is attached.

Effective Date: July 31, 2014

Andesa Services, Inc.			Transamerica Life Insurance Company

By:	/s/	Date: 8/5/14	By:	/s/ Harold M. Buckner	Date: 8/12/14